Exhibit 99.1

Webcast/Conference Call TODAY, Monday, November 9 at 5:00 p.m. ET

WEBCAST LINK:	www.carmikeinvestors.com (archived for 30 days)

CALL DIAL-IN:	800/918-9476 or 303/223-0118 (international callers)

CALL REPLAY:	800/633-8284 or 402/977-9140, passcode: 21779806 (through November 16)

CARMIKE CINEMAS REPORTS 11% RISE IN OPERATING REVENUE TO A THIRD QUARTER RECORD $180.2 MILLION

COLUMBUS, Georgia - November 9, 2015 - Carmike Cinemas, Inc. (NASDAQ: CKEC), a leading entertainment, digital cinema and 3-D motion picture exhibitor, today reported results for the three and nine month periods ended September 30, 2015, as summarized below.
SUMMARY FINANCIAL DATA
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2015	2014	2015	2014
Total operating revenues	$180.2	$162.6	$583.7	$504.5
Operating income	2.8	2.4	41.7	29.2
Interest expense	12.3	12.8	37.6	39.0
Theatre level cash flow (1)	25.6	24.5	108.1	89.8
Net loss	(6.3)	(6.8)	(7.3)	(6.7)
Adjusted net (loss) income (1)	(4.6)	(4.1)	7.3	(1.6)
Adjusted EBITDA (1)	20.1	19.2	90.7	74.0

(in millions)	Sept. 30, 2015	Dec. 31, 2014
Total debt(1)	$456.7	$445.1
Net debt(1)	$336.3	$347.5

(1)
Theatre level cash flow, adjusted net (loss) income, adjusted EBITDA, total debt and net debt are supplemental non-GAAP financial measures. Reconciliations of theatre level cash flow and adjusted EBITDA to net loss and adjusted net (loss) income to net loss for the three and nine months ended September 30, 2015 and 2014, as well as a schedule of total debt and net debt as of September 30, 2015 and December 31, 2014, are included in the supplementary tables accompanying this news announcement.

“Carmike’s record third quarter operating revenue growth reflects the successful execution of our strategies to add value through theatre acquisitions and organic growth and the ongoing success of our theatre-level initiatives, combined with the support of a favorable year-to-date U.S. box office environment. Over the past several years, Carmike’s admissions revenue growth per screen has consistently outpaced the industry. The 2015 third quarter extended this trend as admissions revenues per screen grew nearly 9%, outperforming the industry by approximately 290 basis points. Attendance growth of nearly 7% and a 4% increase in average ticket prices versus the comparable 2014 period generated an 11% rise in total operating revenues,” stated David Passman, Carmike Cinemas’ President and Chief Executive Officer.

“In the third quarter, we extended our success around our food and beverage initiatives, which we believe is an important factor in our ability to support top-line growth, with an 11% increase in total concessions and other revenues and 5% rise in concessions and other spending per patron. By expanding in-theatre dining services to additional markets and further building on our successful long-term food and beverage strategies, we maintained healthy gross margins while generating concessions and other spending per patron of $4.55, marking 23 consecutive reporting periods of year-over-year concessions and other per patron spending growth.

“Over the last three years, Carmike has effectively executed its long-term strategy to identify, efficiently finance and integrate accretive theatre acquisitions, which we believe will enhance shareholder value. On October 6, 2015, the Company acquired Sundance Cinemas for $36 million in cash. The Sundance transaction is another positive development for Carmike and we intend to continue our role as an industry consolidator. With a strong balance sheet that includes over $120 million in cash and a recently refinanced capital structure that affords us the financial flexibility to continue pursuing additional strategic transactions and organic growth opportunities, we remain confident in the Company's prospects to further expand the business for sustainable growth.

“In summary, we are pleased with our record year-to-date operating revenues and remain optimistic that the positive operating environment will continue for the remainder of 2015 and beyond,” concluded Mr. Passman.

THEATRE PERFORMANCE STATISTICS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Average theatres	269	269	271	257
Average screens	2,875	2,830	2,885	2,713
Average attendance per screen (1)	5,319	5,069	16,859	15,999
Average admission per patron (1)	$7.23	$6.98	$7.36	$7.19
Average concessions and other sales per patron (1)	$4.55	$4.35	$4.68	$4.41
Total attendance (in thousands) (1)	15,294	14,348	48,475	43,500
Total operating revenues (in thousands)	$180,241	$162,632	$583,674	$504,542

(1)	Includes activity from theatres designated as discontinued operations and reported as such in the consolidated statements of operations.

Carmike Cinemas’ Chief Financial Officer Richard B. Hare stated, “Third quarter operating revenue increase of 10.8% reflects balanced growth across our two revenue streams - a 10.4% increase in admissions revenue and 11.4% rise in concessions and other revenue. Top-line growth is attributable to Carmike’s expanded theatre circuit, favorable box office environment, and our ability to gain a greater share of the consumer wallet as reflected in a 4.9% rise in average attendance per screen, a 3.6% increase in average ticket prices and a 4.6% rise in concessions/other spending per patron. Overall, guests spent an average of $11.78 per visit in the third quarter, which represents a 4% increase in combined per-patron spending, compared to the prior year.

“Carmike’s Q3 2015 film exhibition costs as a percentage of admissions revenues were 55.5%, versus 54.6% in the third quarter of 2014, as a result of strong performing titles. Concession costs as a percentage of concessions and other revenue increased to 12.8%, due to higher costs related to our Ovation dine-in theatres, expanded beverage offerings, (including alcohol), at a greater number of locations and the timing of concession rebates.

“The year-over-year increases in our three theatre-level expense categories primarily reflect the overall increase in Carmike’s average screen count related to recent acquisitions and new theatre openings. Salaries and benefits rose $2.8 million to $25.7 million while theatre occupancy costs increased $2.2 million to $24.0 million and other theatre operating costs rose to $34.6 million, compared to $31.4 million in the third quarter of 2014. As a percentage of total operating revenues, these combined theatre-level expense categories remained flat at 46.8% versus the prior year period.

“General and administrative expenses were $7.0 million for the third quarter of 2015, including $1.2 million of non-cash share-based compensation expense and $0.3 million of one-time merger and acquisition related costs, while quarterly interest expense decreased $0.5 million to $12.3 million in the quarter, primarily due to more favorable terms as a result of the refinancing transactions we completed in the second quarter of 2015.

“Adjusted EBITDA increased 4.6% to $20.1 million and theatre level cash flow rose approximately 4.2% to $25.6 million. We will continue to exercise sensible cost management, especially on controllable expenses, to maximize our future organizational operating performance.

“We continue to have a strong balance sheet and ample liquidity to fund our operating and growth strategies as reflected in our cash position of $120.4 million at September 30, 2015. Net debt for the quarter was $336.3 million, compared with $347.5 million at December 31, 2014. We expect Carmike’s total financial leverage ratio to remain below 4x, reflecting recent refinancing activity inclusive of approximately $1.7 million in annual interest expense savings through 2023. Our capital allocation strategy continues to focus on deploying cash to expand our theatre circuit through accretive acquisitions and new build locations,” concluded Mr. Hare.

About Carmike Cinemas (www.carmike.com)
Carmike Cinemas, Inc. is a U.S. leader in digital cinema, 3-D cinema deployments and alternative programming and is one of the nation's largest motion picture exhibitors. Carmike has 275 theatres with 2,921 screens in 41 states. The circuit includes 50 premium large format (PLF) auditoriums featuring state-of-the-art technology and luxurious seating, including 32 "BigDs," 16 IMAX auditoriums and two MuviXL screens. As "America's Hometown Theatre Chain" Carmike's primary focus is mid-sized communities. Visit www.carmike.com for exact show-times and to purchase tickets.

Disclosure Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates,” “seeks” or similar expressions. Examples of forward-looking statements in this press release include the Company’s expectations regarding results from our operating strategies, box office performance, operating results from our recent acquisitions, food and beverage strategies, circuit expansion and additional acquisition opportunities. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: our ability to achieve expected results from our strategic acquisitions, general economic conditions in our regional and national markets; our ability to comply with covenants contained in the agreements governing our indebtedness; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; the effect of our leverage on our financial condition; prices and availability of operating supplies; the impact of continued cost control procedures on operating results; the impact of asset impairments; the impact of terrorist acts; changes in tax laws, regulations and rates; financial, legal, tax, regulatory, legislative or accounting changes or actions that may affect the overall performance of our business; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2014, under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contact:
Norberto Aja or Jennifer Neuman                        Richard B. Hare
JCIR                                        Chief Financial Officer
212/835-8500 or ckec@jcir.com                            706/576-3416

CARMIKE CINEMAS, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Admissions	$110,633	$100,173	$356,975	$312,860
Concessions and other	69,608	62,459	226,699	191,682
Total operating revenues	180,241	162,632	583,674	504,542
Operating costs and expenses:
Film exhibition costs	61,376	54,698	202,348	172,021
Concession costs	8,938	7,318	26,688	22,414
Salaries and benefits	25,722	22,947	75,505	67,968
Theatre occupancy costs	24,019	21,782	71,353	63,097
Other theatre operating costs	34,620	31,357	99,730	89,285
General and administrative expenses	6,963	8,413	25,201	22,439
Depreciation and amortization	14,455	12,206	41,289	35,903
(Gain) loss on sale of property and equipment	(41)	292	(3,365)	620
Impairment of long-lived assets	1,388	1,198	3,258	1,556
Total operating costs and expenses	177,440	160,211	542,007	475,303
Operating income	2,801	2,421	41,667	29,239
Interest expense	12,309	12,846	37,617	38,962
Loss on extinguishment of debt	—	—	17,550	—
Loss before income tax and income from unconsolidated affiliates	(9,508)	(10,425)	(13,500)	(9,723)
Income tax benefit	(2,212)	(2,912)	(3,226)	(2,530)
Income from unconsolidated affiliates (Note 11)	1,039	756	2,963	546
Loss from continuing operations	(6,257)	(6,757)	(7,311)	(6,647)
Loss from discontinued operations (Note 7)	—	—	—	(52)
Net loss	$(6,257)	$(6,757)	$(7,311)	$(6,699)
Weighted average shares outstanding:
Basic and Diluted	24,510	23,596	24,394	23,099
Diluted	24,510	23,596	24,394	23,099

Net loss per common share (Basic and Diluted)	$(0.26)	$(0.29)	$(0.30)	$(0.29)

CARMIKE CINEMAS, INC. and SUBSIDIARIES
SUPPLEMENTARY NON-GAAP RECONCILIATIONS
THEATRE LEVEL CASH FLOW AND ADJUSTED EBITDA (Unaudited)
($ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss	$(6,257)	$(6,757)	$(7,311)	$(6,699)
Income tax benefit	(2,212)	(2,912)	(3,226)	(2,530)
Interest expense	12,309	12,846	37,617	38,962
Depreciation and amortization	14,455	12,206	41,289	35,903
EBITDA	$18,295	$15,383	$68,369	$65,636
Income from unconsolidated affiliates	(1,039)	(756)	(2,963)	(546)
Loss from discontinued operations	—	—	—	52
Loss on extinguishment of debt	—	—	17,550	—
(Gain) loss on sale of property and equipment	(41)	292	(3,365)	620
Impairment of long-lived assets	1,388	1,198	3,258	1,556
Merger and acquisition-related expenses	296	2,262	2,749	4,257
Share-based compensation expense	1,199	826	5,057	2,419
Adjusted EBITDA	$20,098	$19,205	$90,655	$73,994
General and administrative expenses	5,468	5,325	17,395	15,763
Theatre level cash flow	$25,566	$24,530	$108,050	$89,757

TOTAL DEBT AND NET DEBT (Unaudited)
($ in thousands)

	September 30, 2015	December 31, 2014
Current maturities of capital leases and long-term financing obligations	$9,576	$9,667
Long-term debt	223,206	205,205
Capital leases and long-term financing obligations, less current maturities	223,899	230,203
Total debt	$456,681	$445,075
Less cash and cash equivalents	(120,384)	(97,537)
Net debt	$336,297	$347,538

ADJUSTED NET (LOSS) INCOME (Unaudited)
($ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss	$(6,257)	$(6,757)	$(7,311)	$(6,699)
Impairment of long-lived assets	1,388	1,198	3,258	1,556
Loss on extinguishment of debt	—	—	17,550	—
(Gain) loss on sale of property and equipment	(41)	292	(3,365)	620
Merger and acquisition-related expenses	296	2,262	2,749	4,257
Share-based compensation expense	1,199	826	5,057	2,419
Tax effect of adjustments to net income	(1,194)	(1,923)	(10,605)	(3,718)
Adjusted net (loss) income (1)	$(4,609)	$(4,102)	$7,333	$(1,565)

Weighted average shares outstanding (basic)	24,510	23,596	24,394	23,099
Weighted average shares outstanding (diluted)	24,510	23,596	24,812	23,099
Adjusted net (loss) income per share (basic)	$(0.19)	$(0.17)	$0.30	$(0.07)
Adjusted net (loss) income per share (diluted)	$(0.19)	$(0.17)	$0.30	$(0.07)

(1)
Adjustments to net (loss) income for the three and nine months ended September 30, 2015 and 2014 are shown net of tax effect of 42.0%, which represents the estimated combined federal and state tax rates for each period.

Non-GAAP Financial Measures

Theatre level cash flow, EBITDA, adjusted EBITDA, adjusted net (loss) income, total debt and net debt are supplemental non-GAAP financial measures used by Carmike to evaluate its operating performance. Carmike defines theatre level cash flow as adjusted EBITDA, as defined below, plus general and administrative expenses. Carmike believes that theatre level cash flow is an important supplemental measure of operating performance for a motion picture exhibitor’s operations because it provides a measure of the core operations, rather than factoring in items such as general and administrative expenses and depreciation and amortization, among others. In addition, Carmike believes that theatre level cash flow, as defined, is a widely accepted measure of comparative operating performance in the motion picture exhibition industry. Adjusted net (loss) income is defined as net loss plus impairment of long-lived assets, loss on extinguishment of debt, merger and acquisition-related expenses, share-based compensation expense and (gain) loss on sale of property and equipment, net of tax. Carmike believes adjusted net loss is an important supplemental measure of operating performance for a motion picture exhibitor because it provides a measure of core operations. Total debt is defined as the sum of current maturities of capital leases and long-term financing obligations, long-term debt and capital leases and long-term financing obligations (less current maturities). Net debt is defined as total debt less cash and cash equivalents. EBITDA is defined as net loss plus income tax benefit, interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus income from unconsolidated affiliates, loss from discontinued operations, loss on extinguishment of debt, merger and acquisition-related expenses, share-based compensation expense, (gain) loss on sale of property and equipment, and impairment of long-lived assets. Carmike believes that EBITDA and adjusted EBITDA are important supplemental measures of operating performance for a motion picture exhibitor’s operations because they provide measures of core operations.